Exhibit 99

FOR IMMEDIATE RELEASE

March 19, 2014

Contact:	(analysts) Kris Wenker: 763-764-2607

(media) Kirstie Foster: 763-764-6364

GENERAL MILLS REPORTS FISCAL 2014 THIRD-QUARTER RESULTS

Company Updates 2014 Full-Year EPS Guidance

MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported results for the third quarter of fiscal 2014. Sales and operating profit for the 13 weeks ended Feb. 23, 2014, reflect lower volumes, consistent with generally weak food industry trends during this period; the impact of increased consumer marketing and merchandising investment in the company’s U.S. yogurt business; and negative foreign currency effects.

Fiscal 2014 Third Quarter Financial Summary

•	Net sales of $4.38 billion were 1 percent below year ago levels.

•	Adjusted segment operating profit was $690 million, down 10 percent from year-ago results that grew 13 percent. (Please see Note 9 below for reconciliation of this non-GAAP measure)

•	Diluted earnings per share (EPS) totaled 64 cents, up 7 percent from 60 cents a year ago.

•	Adjusted diluted EPS, which excludes certain items affecting comparability, totaled 62 cents this year compared to 66 cents in last year’s third quarter. (Please see Note 9 below)

Net sales for the third quarter of fiscal 2014 totaled $4.38 billion, down 1 percent from year-ago levels. Foreign exchange translation reduced net sales growth by 1 percentage point. Net price realization and mix contributed 1 point of net sales growth, while lower pound volume reduced sales growth by 1 point. Third-quarter gross margin was above year-ago levels including changes in mark-to-market valuation of certain commodities and grain inventories. Excluding mark-to-market effects, gross margin declined for the quarter (please see Note 9 below for reconciliation of this non-GAAP measure). Advertising and media expense was 3 percent below year-ago levels, while other consumer marketing spending was up 5 percent in the period. Adjusted segment operating profit was $690 million, 10 percent below prior-year results excluding the impact of Venezuela devaluation (please see Note 9 below). Third-quarter net earnings attributable to General Mills totaled $411 million and diluted earnings per share totaled 64 cents per share. Adjusted diluted EPS, which excludes certain items affecting comparability, totaled 62 cents per share in the third quarter of fiscal 2014 compared to 66 cents a year ago (please see Note 9 below).

Chairman and Chief Executive Officer Ken Powell said, “This year’s severe winter weather dampened sales performance across the food industry, and third-quarter results for our U.S. Retail and Convenience Stores and Foodservice segments reflect that disruption. International segment results were stronger, with constant-currency sales gains in every region including double-digit growth in both Asia-Pacific and Latin America.”

Nine-month Financial Summary

•	Net sales through the first nine months of fiscal 2014 grew 2 percent to $13.63 billion.

•	Adjusted segment operating profit was $2.42 billion, 3 percent below prior year results. (Please see Note 9 below)

•	Diluted EPS totaled $2.18 compared to $2.24 a year ago.

•	Adjusted diluted EPS totaled $2.15 for the first nine months of 2014 compared to $2.18 a year ago. (Please see Note 9 below)

U.S. Retail products contributing to year-to-date net sales growth include Honey Nut Cheerios, Cinnamon Toast Crunch and Cascadian Farm organic cereals; Yoplait Greek yogurt; Fiber One protein bars, Nature Valley oatmeal squares and Lärabar snacks; Old El Paso shelf-stable and frozen Mexican food items; Pillsbury refrigerated biscuits, sweet rolls and gluten-free dough products; and Totino’s frozen pizza and snacks. International net sales growth included strong contributions from Häagen-Dazs ice cream and Wanchai Ferry frozen dim sum products in China, and Yoki popcorn varieties and Kit Facil dinner kits in Brazil.

U.S. Retail Segment Results

Third-quarter net sales for General Mills’ U.S. Retail segment declined 2 percent to $2.62 billion. Lower pound volume reduced net sales growth by 1 percentage point, and net price realization and mix also subtracted 1 point of net sales growth. Advertising and media expense declined 1 percent in the period. Segment operating profit totaled $517 million, 11 percent below strong year-ago results. This primarily reflects the impact of higher dairy input costs and increased marketing and merchandising investment for the U.S. yogurt business.

Through the first nine months of fiscal 2014, U.S. Retail segment net sales totaled $8.17 billion. This essentially matched prior-year levels, as a 1 percent decline in pound volume was offset by higher net price realization and mix. Advertising and media expense was up 1 percent through the first nine months, and segment operating profit of $1.81 billion was 3 percent below year-ago results.

International Segment Summary

Third-quarter net sales for General Mills’ consolidated International businesses grew 2 percent to $1.32 billion. Lower pound volume reduced net sales growth by 1 percentage point, while net price realization and mix contributed 8 points of growth. Foreign currency exchange reduced net sales growth by 5 percentage points. On a constant-currency basis, International net sales increased 7 percent overall. Constant-currency net sales grew 17 percent in Latin America, led by Brazil, and rose 14 percent in Asia-Pacific, led by China. The Canada and Europe regions each achieved a 2 percent gain in constant-currency net sales. (Please see Note 9 below for reconciliation of these non-GAAP measures) International segment operating profit grew 15 percent to $111 million. Excluding the impact of the Venezuela devaluation in fiscal 2013, adjusted International segment operating profit grew 1 percent. (Please see Note 9 below)

Through the first nine months of fiscal 2014, International segment net sales grew 8 percent to $4.05 billion. Pound volume grew 9 percent, primarily reflecting incremental contributions during the first quarter from businesses added during 2013. Net price realization and mix added 3 points of sales growth, while foreign currency exchange reduced net sales growth by 4 points. Segment operating profit grew 8 percent to $389 million. Excluding the impact of the Venezuela devaluation in fiscal 2013, adjusted International segment operating profit grew 4 percent. (Please see Note 9 below) Advertising and media expense was 1 percent below year-ago levels.

Convenience Stores and Foodservice

Third-quarter net sales for the Convenience Stores and Foodservice segment totaled $437 million, down 7 percent from year-ago levels. Pound volume was 3 percent lower in the quarter, as severe weather hampered foodservice industry performance. Net price realization and mix subtracted 4 points of net sales growth, including lower indexed prices on certain product lines. Segment operating profit totaled $62 million, down 17 percent.

Through the first nine months of fiscal 2014, Convenience Stores and Foodservice segment net sales totaled $1.41 billion, down 3 percent from the previous year primarily due to lower pound volume. Segment operating profit of $222 million was 7 percent below year-ago results.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Häagen-Dazs Japan (HDJ) joint ventures totaled $23 million in the third quarter, up 7 percent. Constant-currency net sales grew 1 percent for CPW and increased 13 percent for HDJ. Through the first nine months of fiscal 2014, combined after-tax earnings from joint ventures totaled $73 million, 6 percent below year-ago results due to unfavorable foreign currency exchange and increased CPW consumer marketing expense.

Corporate Items

Unallocated corporate items totaled $19 million of net expense in the third quarter of fiscal 2014, compared to $101 million of net expense a year earlier. Excluding the effects of mark-to-market valuation for certain commodity positions and grain inventories in both years, unallocated corporate items totaled $42 million of expense in this year’s third quarter compared to $76 million of expense a year earlier. Through the first nine months of 2014, unallocated corporate items excluding mark-to-market effects totaled $185 million of expense this year compared to $216 million of expense a year earlier.

Net interest expense totaled $76 million in the third quarter of fiscal 2014, down $1 million from year-ago levels. The effective tax rate was 33.8 percent in this year’s third quarter. Excluding items affecting comparability, the adjusted effective tax rate was 33.6 percent for the third quarter and 33.0 percent for the first nine months of 2014 (Please see Note 9 below for reconciliation of this non-GAAP measure).

Cash Flow Items

Cash provided by operating activities totaled $1.72 billion through the first nine months of fiscal 2014. Capital investments totaled $416 million year-to-date. Dividends paid rose to $729 million. During the first nine months, General Mills repurchased 29 million shares of common stock for a total of $1.40 billion. Average diluted shares outstanding totaled 650 million through the first nine months of fiscal 2014, down 2 percent from the prior-year level. Third-quarter average diluted shares outstanding were 4 percent below the year-ago level.

Outlook

Powell said, “We anticipate strong double-digit growth in adjusted diluted EPS for the final quarter of fiscal 2014. Our quarterly input cost inflation is expected to be well below year-ago levels. We also expect the quarterly tax rate and the average number of shares outstanding to be well the below the prior-year.”

General Mills expects fiscal 2014 adjusted diluted EPS of between $2.87 and $2.90 per share. Adjusted diluted EPS excludes mark-to-market valuation effects for certain commodities and grain inventories; restructuring and other exit costs; and the impact of changes in Venezuelan foreign currency policy.

General Mills will hold a briefing for investors today, March 19, 2014, beginning at 8:30 a.m. Eastern time. You may access the web cast from General Mills’ internet home page: generalmills.com.

Adjusted diluted EPS, adjusted segment operating profit, adjusted International segment operating profit, gross margin excluding mark-to-market effects, International sales excluding foreign currency translation effects, and adjusted effective tax rate are each non-GAAP measures. Reconciliations of these measures to their relevant GAAP measures appear in Note 9 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure or breach of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	% Change	Feb. 23, 2014	Feb. 24, 2013	% Change
Net sales	$4,377.4	$4,430.6	(1.2)%	$13,625.8	$13,363.4	2.0%
Cost of sales	2,864.7	2,907.9	(1.5)%	8,738.4	8,470.1	3.2%
Selling, general, and administrative expenses	842.1	874.5	(3.7)%	2,608.4	2,624.1	(0.6)%
Restructuring, impairment, and other exit costs	—	6.1	NM	3.5	18.0	NM

Operating profit	670.6	642.1	4.4%	2,275.5	2,251.2	1.1%
Interest, net	75.5	76.6	(1.4)%	223.0	235.1	(5.1)%

Earnings before income taxes and after-tax earnings from joint ventures	595.1	565.5	5.2%	2,052.5	2,016.1	1.8%
Income taxes	200.9	174.2	15.3%	679.6	577.7	17.6%
After-tax earnings from joint ventures	22.8	21.3	7.0%	73.0	77.3	(5.6)%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	417.0	412.6	1.1%	1,445.9	1,515.7	(4.6)%
Net earnings attributable to redeemable and noncontrolling interests	6.4	14.2	NM	26.1	26.8	NM

Net earnings attributable to General Mills	$410.6	$398.4	3.1%	$1,419.8	$1,488.9	(4.6)%

Earnings per share—basic	$0.66	$0.61	8.2%	$2.24	$2.29	(2.2)%

Earnings per share—diluted	$0.64	$0.60	6.7%	$2.18	$2.24	(2.7)%

Dividends per share	$0.38	$0.33	15.2%	$1.14	$0.99	15.2%

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change
Comparisons as a % of net sales:
Gross margin	34.6%	34.4%	20	35.9%	36.6%	(70)
Selling, general, and administrative expenses	19.2%	19.7%	(50)	19.1%	19.6%	(50)
Operating profit	15.3%	14.5%	80	16.7%	16.8%	(10)
Net earnings attributable to General Mills	9.4%	9.0%	40	10.4%	11.1%	(70)

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (a):
Gross margin	34.1%	34.9%	(80)	35.6%	36.5%	(90)
Operating profit	14.8%	15.5%	(70)	16.4%	17.1%	(70)
Net earnings attributable to General Mills	9.1%	9.8%	(70)	10.2%	10.9%	(70)

(a)	See Note 9 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	% Change	Feb. 23, 2014	Feb. 24, 2013	% Change
Net sales:
U.S. Retail	$2,618.5	$2,664.6	(1.7)%	$8,168.0	$8,143.5	0.3%
International	1,322.4	1,296.1	2.0%	4,046.5	3,762.8	7.5%
Convenience Stores and Foodservice	436.5	469.9	(7.1)%	1,411.3	1,457.1	(3.1)%

Total	$4,377.4	$4,430.6	(1.2)%	$13,625.8	$13,363.4	2.0%

Operating profit:
U.S. Retail	$516.6	$577.3	(10.5)%	$1,810.1	$1,875.6	(3.5)%
International, excluding
Venezuela currency devaluation	110.5	109.9	0.5%	389.3	374.9	3.8%
Convenience Stores and Foodservice	62.4	75.4	(17.2)%	221.4	239.3	(7.5)%

Total segment operating profit excluding Venezuela currency devaluation	689.5	762.6	(9.6)%	2,420.8	2,489.8	(2.8)%
Unallocated corporate items	18.9	100.6	(81.2)	141.8	206.8	(31.4)%
Restructuring, impairment, and other exit costs	—	6.1	NM	3.5	18.0	NM
Venezuela currency devaluation	—	13.8	NM	—	13.8	NM

Operating profit	$670.6	$642.1	4.4%	$2,275.5	$2,251.2	1.1%

The reconciliation of International segment operating profit to International segment operating profit excluding Venezuela currency devaluation follows:

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	% Change	Feb. 23, 2014	Feb. 24, 2013	% Change
International segment operating profit	$110.5	$96.1	15.0%	$389.3	$361.1	7.8%
Impact of Venezuela currency devaluation	—	13.8	NM %	—	13.8	NM %

International segment operating profit excluding Venezuela currency devaluation	$110.5	$109.9	0.5%	$389.3	$374.9	3.8%

	Quarter Ended			Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change	Feb. 23, 2014	Feb. 24, 2013	Basis Pt Change
Segment operating profit excluding Venezuela currency devaluation, % of net sales:
U.S. Retail	19.7%	21.7%	(200)	22.2%	23.0%	(80)
International, excluding Venezuela currency devaluation	8.4%	8.5%	(10)	9.6%	10.0%	(40)
Convenience Stores and Foodservice	14.3%	16.0%	(170)	15.7%	16.4%	(70)

Total segment operating profit excluding Venezuela currency devaluation	15.8%	17.2%	(140)	17.8%	18.6%	(80)

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Feb. 23, 2014	Feb. 24, 2013	May 26, 2013
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$847.1	$751.2	$741.4
Receivables	1,648.1	1,591.5	1,446.4
Inventories	1,559.6	1,606.4	1,545.5
Deferred income taxes	103.6	87.6	128.0
Prepaid expenses and other current assets	399.2	329.1	437.6

Total current assets	4,557.6	4,365.8	4,298.9
Land, buildings, and equipment	3,797.0	3,806.8	3,878.1
Goodwill	8,648.9	8,665.7	8,622.2
Other intangible assets	5,011.7	5,060.4	5,015.1
Other assets	909.8	894.7	843.7

Total assets	$22,925.0	$22,793.4	$22,658.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,360.3	$1,186.0	$1,423.2
Current portion of long-term debt	1,203.8	744.0	1,443.3
Notes payable	545.3	682.7	599.7
Other current liabilities	1,574.2	1,669.9	1,827.7

Total current liabilities	4,683.6	4,282.6	5,293.9
Long-term debt	7,179.6	6,631.9	5,926.1
Deferred income taxes	1,474.4	1,202.4	1,389.1
Other liabilities	1,822.0	2,212.9	1,952.9

Total liabilities	15,159.6	14,329.8	14,562.0

Redeemable interest	987.3	984.2	967.5
Stockholders’ equity:
Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,216.0	1,168.6	1,166.6
Retained earnings	11,636.5	10,795.8	10,702.6
Common stock in treasury, at cost, shares of 138.4, 110.3 and 113.8	(4,979.7)	(3,479.2)	(3,687.2)
Accumulated other comprehensive loss	(1,640.6)	(1,544.0)	(1,585.3)

Total stockholders’ equity	6,307.7	7,016.7	6,672.2
Noncontrolling interests	470.4	462.7	456.3

Total equity	6,778.1	7,479.4	7,128.5

Total liabilities and equity	$22,925.0	$22,793.4	$22,658.0

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Nine-Month Period Ended
	Feb. 23, 2014	Feb. 24, 2013
Cash Flows—Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,445.9	$1,515.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	442.1	432.3
After-tax earnings from joint ventures	(73.0)	(77.3)
Distributions of earnings from joint ventures	41.6	65.1
Stock-based compensation	87.4	82.2
Deferred income taxes	95.8	(25.0)
Tax benefit on exercised options	(45.6)	(89.8)
Pension and other postretirement benefit plan contributions	(37.3)	(17.6)
Pension and other postretirement benefit plan costs	93.0	97.8
Restructuring, impairment, and other exit costs	(13.8)	(47.8)
Changes in current assets and liabilities, excluding the effects of acquisitions	(186.2)	264.5
Other, net	(125.7)	(54.4)

Net cash provided by operating activities	1,724.2	2,145.7

Cash Flows—Investing Activities
Purchases of land, buildings, and equipment	(416.4)	(412.2)
Acquisitions, net of cash acquired	—	(900.8)
Investments in affiliates, net	(46.0)	(3.2)
Proceeds from disposal of land, buildings, and equipment	5.2	22.3
Exchangeable note	29.3	16.2
Other, net	(2.4)	(3.5)

Net cash used by investing activities	(430.3)	(1,281.2)

Cash Flows—Financing Activities
Change in notes payable	6.8	36.0
Issuance of long-term debt	1,673.0	1,000.0
Payment of long-term debt	(744.5)	(541.9)
Proceeds from common stock issued on exercised options	42.6	257.6
Tax benefit on exercised options	45.6	89.8
Purchases of common stock for treasury	(1,403.2)	(744.8)
Dividends paid	(729.4)	(651.6)
Addition of noncontrolling interest	17.6	—
Distributions to noncontrolling and redeemable interest holders	(76.5)	(38.3)
Other, net	(2.2)	(6.1)

Net cash used by financing activities	(1,170.2)	(599.3)

Effect of exchange rate changes on cash and cash equivalents	(18.0)	14.8

Increase in cash and cash equivalents	105.7	280.0
Cash and cash equivalents—beginning of year	741.4	471.2

Cash and cash equivalents—end of period	$847.1	$751.2

Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(207.8)	$(176.8)
Inventories	(30.1)	(19.7)
Prepaid expenses and other current assets	36.6	49.0
Accounts payable	(18.8)	63.7
Other current liabilities	33.9	348.3

Changes in current assets and liabilities	$(186.2)	$264.5

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

In the first quarter of fiscal 2014, we changed the name of our Bakeries and Foodservice operating segment to Convenience Stores and Foodservice. The businesses included in this segment were unchanged.

(2)	There is currently considerable uncertainty with respect to Venezuelan foreign currency policy. Due to this uncertainty, beginning with the third quarter of fiscal 2014, we are excluding the impact of balance sheet remeasurements related to our Venezuelan subsidiary from certain non-GAAP financial measures used in this release. We did not record any balance sheet remeasurement impact related to Venezuela currency devaluation in the nine-month period ended February 23, 2014. In the third quarter of fiscal 2013, we recorded a pre-tax charge of $14 million related to the remeasurement of our Venezuelan subsidiary balance sheet.

(3)	On August 1, 2012, we acquired Yoki Alimentos S.A. (Yoki), a privately held food company headquartered in Sao Bernardo do Campo, Brazil, for an aggregate purchase price of $940 million, comprised of $820 million of cash, net of $31 million of cash acquired, and $120 million of non-cash consideration for debt assumed.

(4)	Our consolidated results for the nine-month period ended February 23, 2014 include operating activity from the acquisitions of Yoki Alimentos S.A. in Brazil (second quarter of fiscal 2013), Immaculate Baking Company in the United States (third quarter of fiscal 2013), and the assumption of the Canadian Yoplait franchise license (second quarter of fiscal 2013). Collectively, these items are referred to as “new businesses” in comparing our fiscal 2014 results to fiscal 2013 results within this release.

(5)	During the nine-month period ended February 23, 2014, we did not undertake any new restructuring actions. We did not record any restructuring charges in the third quarter of fiscal 2014 and recorded $4 million of restructuring charges in the nine-month period ended February 23, 2014 associated with our International segment related to a productivity and cost savings plan approved in the fourth quarter of fiscal 2012. We recorded restructuring charges of $6 million in the third quarter of fiscal 2013 and $18 million during the nine-month period ended February 24, 2013 primarily related to this plan. These restructuring actions are expected to be completed by the end of fiscal 2014, and we expect to record approximately $4 million of restructuring charges related to these actions in fiscal 2014. In the nine-month period ended February 23, 2014, we paid $17 million in cash related to previously announced restructuring actions.

(6)	For the third quarter of fiscal 2014, unallocated corporate expense totaled $19 million compared to $101 million in the same period last year. We recorded a $23 million net decrease in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the third quarter of fiscal 2014, compared to a $25 million net increase in expense in the third quarter of fiscal 2013.

For the nine-month period ended February 23, 2014, unallocated corporate expense totaled $142 million compared to $207 million in the same period last year. We recorded a $43 million net decrease in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the nine-month period ended February 23, 2014, compared to a $9 million net decrease in expense in the nine-month period ended February 24, 2013.

(7)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Nine-Month Period Ended
In Millions, Except per Share Data	Feb. 23, 2014	Feb. 24, 2013	Feb. 23, 2014	Feb. 24, 2013
Net earnings attributable to General Mills	$410.6	$398.4	$1,419.8	$1,488.9

Average number of common shares—basic EPS	623.5	648.5	633.3	649.0
Incremental share effect from: (a)
Stock options	11.9	10.9	12.3	11.7
Restricted stock, restricted stock units, and other	4.8	5.7	4.6	5.0

Average number of common shares—diluted EPS	640.2	665.1	650.2	665.7

Earnings per share—basic	$0.66	$0.61	$2.24	$2.29
Earnings per share—diluted	$0.64	$0.60	$2.18	$2.24

(a) Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(8)	The effective tax rate for the nine-month period ended February 23, 2014 was 33.1 percent compared to 28.6 percent for the nine-month period ended February 24, 2013. The 4.5 percentage point increase was primarily related to the restructuring of our General Mills Cereals, LLC (GMC) subsidiary during the first quarter of fiscal 2013 which resulted in a $67 million decrease to deferred income tax liabilities related to the tax basis of the investment in GMC and certain distributed assets, with a corresponding discrete reduction to income taxes in the first quarter of fiscal 2013.

(9)	We have included five measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted EPS excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), restructuring costs reflecting employee severance expense (“restructuring costs”), integration costs resulting from the acquisition of Yoki in fiscal 2013 (“acquisition integration costs”), the impact of currency devaluation in Venezuela (“Venezuela currency devaluation”), and a discrete tax item related to GMC (“tax item”) (collectively, these 5 items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit excluding Venezuela currency devaluation, (4) net sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (5) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted EPS and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Nine-Month Period Ended
Per Share Data	Feb. 23, 2014	Feb. 24, 2013	Feb. 23, 2014	Feb. 24, 2013
Diluted earnings per share, as reported	$0.64	$0.60	$2.18	$2.24
Mark-to-market effects (a)	(0.02)	0.02	(0.04)	(0.01)
Restructuring costs (b)	—	0.01	0.01	0.02
Tax item (c)	—	—	—	(0.10)
Acquisition integration costs	—	0.01	—	0.01
Venezuela currency devaluation (d)	—	0.02	—	0.02

Diluted earnings per share, excluding certain items affecting comparability	$0.62	$0.66	$2.15	$2.18

(a)	See Note 6.
(b)	See Note 5.
(c)	See Note 8.
(d)	We did not record any impact from Venezuela currency devaluation in the nine-month period ended February 23, 2014.

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
In Millions	Feb. 23, 2014		Feb. 24, 2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,512.7	34.6%	$1,522.7	34.4%
Mark-to-market effects (b)	(22.8)	(0.5)%	25.1	0.6%

Adjusted gross margin	$1,489.9	34.1%	$1,547.8	34.9%

Operating profit as reported	$670.6	15.3%	$642.1	14.5%
Mark-to-market effects (b)	(22.8)	(0.5)%	25.1	0.5%
Restructuring costs (c)	—	—%	5.0	0.1%
Acquisition integration costs	—	—%	2.8	0.1%
Venezuela currency devaluation (e)	—	—%	13.8	0.3%

Adjusted operating profit	$647.8	14.8%	$688.8	15.5%

Net earnings attributable to General Mills as reported	$410.6	9.4%	$398.4	9.0%
Mark-to-market effects, net of tax (b)	(14.4)	(0.3)%	15.8	0.4%
Restructuring costs, net of tax (c)	—	—%	4.7	0.1%
Tax item (d)	—	—%	2.0	—%
Venezuela currency devaluation (e)	—	—%	11.6	0.3%

Adjusted net earnings attributable to General Mills	$396.2	9.1%	$432.5	9.8%

	Nine-Month Period Ended
In Millions	Feb. 23, 2014		Feb. 24, 2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$4,887.4	35.9%	$4,893.3	36.6%
Mark-to-market effects (b)	(43.0)	(0.3)%	(8.6)	(0.1)%

Adjusted gross margin	$4,844.4	35.6%	$4,884.7	36.5%

Operating profit as reported	$2,275.5	16.7%	$2,251.2	16.8%
Mark-to-market effects (b)	(43.0)	(0.3)%	(8.6)	(0.1)%
Restructuring costs (c)	3.5	—%	16.7	0.1%
Acquisition integration costs	—	—%	8.1	0.1%
Venezuela currency devaluation (e)	—	—%	13.8	0.1%

Adjusted operating profit	$2,236.0	16.4%	$2,281.2	17.0%

Net earnings attributable to General Mills as reported	$1,419.8	10.4%	$1,488.9	11.1%
Mark-to-market effects, net of tax (b)	(27.1)	(0.2)%	(5.4)	—%
Restructuring costs, net of tax (c)	3.1	—%	14.4	0.1%
Acquisition integration costs, net of tax	—	—%	5.9	—%
Tax item (d)	—	—%	(66.7)	(0.5)%
Venezuela currency devaluation (e)	—	—%	11.6	0.1%

Adjusted net earnings attributable to General Mills	$1,395.8	10.2%	$1,448.7	10.8%

(a)	Net sales less cost of sales.
(b)	See Note 6.
(c)	See Note 5.
(d)	See Note 8.
(e)	We did not record any impact from Venezuela currency devaluation in the nine-month period ended February 23, 2014.

A reconciliation of total segment operating profit excluding Venezuela currency devaluation, to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region net sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Feb. 23, 2014
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	3%	1	pt	2%
Canada	(6)	(8)		2
Asia/Pacific	14	—		14
Latin America	(1)	(18)		17

Total International	2%	(5	) pts	7%

	Nine-Month Period Ended Feb. 23, 2014
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	1%	2	pts	(1)%
Canada	2	(6)		8
Asia/Pacific	11	1		10
Latin America	30	(20)		50

Total International	8%	(3	) pts	11%

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Nine-Month Period Ended
	Feb. 23, 2014		Feb. 24, 2013		Feb. 23, 2014		Feb. 24, 2013
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$595.1	$200.9	$565.5	$174.2	$2,052.5	$679.6	$2,016.1	$577.7
Mark-to-market effects (b)	(22.8)	(8.4)	25.1	9.3	(43.0)	(15.9)	(8.6)	(3.2)
Restructuring costs (c)	—	—	5.0	0.3	3.5	0.4	16.7	2.3
Acquisition integration costs	—	—	2.8	0.8	—	—	8.1	2.2
Tax item (d)	—	—	—	—	—	—	—	66.7
Venezuela currency devaluation (e)	—	—	13.8	2.2	—	—	13.8	2.2

As adjusted	$572.3	$192.5	$612.2	$186.8	$2,013.0	$664.1	$2,046.1	$647.9

Effective tax rate:
As reported		33.8%		30.8%		33.1%		28.6%
As adjusted		33.6%		30.5%		33.0%		31.7%

(a)	Earnings before income taxes and after-tax earnings from joint ventures.
(b)	See Note 6.
(c)	See Note 5.
(d)	See Note 8.
(e)	We did not record any impact from Venezuela currency devaluation in the nine-month period ended February 23, 2014.